As filed with the Securities and Exchange Commission on October 3, 2022
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Xos, Inc.
(Exact name of registrant as specified in its charter)

Delaware	98-1550505
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
3550 Tyburn Street, Unit 100 Los Angeles, California	90065
(Address of Principal Executive Offices)	(Zip Code)

Xos, Inc. 2021 Equity Incentive Plan
Xos, Inc. 2021 Employee Stock Purchase Plan
(Full title of the plan)

Christen Romero
General Counsel
Xos, Inc.
3550 Tyburn Street
Los Angeles, California 90065

Tel: (818) 316-1890
(Telephone number, including area code, of agent for service)

Copies to:
Dave Peinsipp
Rachel Proffitt
Cooley LLP
3 Embarcadero Center, 20th Floor
San Francisco, California 94111

Tel: (415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

Xos, Inc. (the “registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register (i) 8,156,854 additional shares of registrant’s common stock, par value $0.0001 per share (the “Common Stock”), reserved for issuance under the Xos, Inc. 2021 Equity Incentive Plan (the “2021 Plan”); and (ii) 2,447,056 additional shares of Common Stock reserved for issuance under the Xos, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP” and together with the 2021 Plan, the “Plans”), in each case as a result of the annual evergreen increase under each Plan. In accordance with General Instruction E of Form S-8, and only with respect to the Common Stock being registered under the Plans, this Registration Statement hereby incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-260502), filed by the registrant with the Commission on October 26, 2021.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the registrant with the Commission are hereby incorporated by reference in this registration statement.

(a)	the registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Commission on March 30, 2022;

(b)	the registrant’s quarterly reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, filed with the Commission on May 9, 2022 and August 11, 2022, respectively;

(c)
the registrant’s current reports on Form 8-K filed with the Commission on March 28, 2022 (solely with respect to Items 1.01, 3.02, and 9.01 included therein), May 26, 2022, July 15, 2022, August 11, 2022, and September 30, 2022; and

(d)
the description of the registrant’s securities contained in the registration statement on Form 8-A filed with the Commission on October 6, 2020 and any amendment or report filed with the Commission for the purpose of updating the description.

All reports and other documents filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than current reports furnished under Item 2.02 and Item 7.01 of Form 8-K and any exhibits furnished on such form that relate to such items, after the date of this registration statement, and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this registration statement, except as so modified or superseded.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on August 26, 2021).
4.2	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on August 26, 2021).
5.1*	Opinion of Cooley LLP.
23.1*	Consent of WithumSmith+Brown, PC.
23.3*	Consent of Cooley LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (contained on the signature page hereto).
107*	Filing Fee Table.
99.1	Xos, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed on August 26, 2021).
99.2	Xos, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.7 of the Company’s Current Report on Form 8-K filed on August 26, 2021).
99.3	Form of Global Option Grant Notice (incorporated by reference to Exhibit 10.6a of the Company’s Current Report on Form 8-K filed on August 26, 2021).
99.4	Form of Global RSU Award Grant Notice (incorporated by reference to Exhibit 10.6b of the Company’s Current Report on Form 8-K filed on August 26, 2021).
*    Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on October 3, 2022.

XOS, INC.
/s/ Dakota Semler
Name:	Dakota Semler
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dakota Semler and Kingsley Afemikhe, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dakota Semler	Chief Executive Officer, Chairman	October 3, 2022
Dakota Semler	(Principal Executive Officer)
/s/ Kingsley Afemikhe	Chief Financial Officer	October 3, 2022
Kingsley Afemikhe	(Principal Financial Officer and Principal Accounting Officer)
/s/ Giordano Sordoni	Chief Operating Officer, Director	October 3, 2022
Giordano Sordoni
/s/ Anousheh Ansari	Director	October 3, 2022
Anousheh Ansari
/s/ Alice Jackson	Director	October 3, 2022
Alice Jackson
/s/ Burt Jordan	Director	October 3, 2022
Burt Jordan
/s/ S. Sara Mathew	Director	October 3, 2022
S. Sara Mathew
/s/ George N. Mattson	Director	October 3, 2022
George N. Mattson
/s/ Ed Rapp	Director	October 3, 2022
Ed Rapp